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                                                                   EXHIBIT 4-225

                                                                  CONFORMED COPY

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                             DTE CAPITAL CORPORATION

                                       AND

                               DTE ENERGY COMPANY

                                       TO

                              THE BANK OF NEW YORK

                                     Trustee


                                ----------------


                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of April 9, 2001

              Supplementing and amending the Indenture dated as of
           June 15, 1998 between DTE Capital Corporation and The Bank of New York, as Trustee, and
            the First Supplemental Indenture thereto dated as of June
             15, 1998 and the Second Supplemental Indenture thereto
                          dated as of November 1, 1998

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                  THIRD SUPPLEMENTAL INDENTURE, dated as of the 9th day of
April, 2001, among DTE CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Michigan ("DTE Capital"), DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan ("DTE Energy"), and THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee");

                  WHEREAS, DTE Capital and the Trustee are parties to that certain Indenture dated as of June 15, 1998 (the "Original Indenture"), as supplemented by the First Supplemental Indenture dated as of June 15, 1998 (the "First Supplemental Indenture") and the Second Supplemental Indenture dated as of November 1, 1998 (the "Second Supplemental Indenture" and, together with the Original Indenture, the First Supplemental Indenture and this Third Supplemental Indenture, the "Indenture"; provided, that effective on the Effective Date (as defined below), subject to execution and delivery thereof by the parties thereto, the "Indenture" shall mean the amended and restated Indenture in the form attached hereto as Exhibit A);

                  WHEREAS, as of April 9, 2001 (the "Effective Date"), DTE Capital will merge with and into DTE Energy, which will be the surviving legal entity;

                  WHEREAS, DTE Capital and DTE Energy desire that, effective on the Effective Date, DTE Energy shall assume the obligations of DTE Capital under the Indenture and desire in furtherance thereof to amend and restate the Indenture in the form set forth in Exhibit A hereto;

                  WHEREAS, Section 801 of the Original Indenture requires DTE Energy to expressly assume the obligations of DTE Capital under the Indenture by a supplemental indenture;

                  WHEREAS, pursuant to and in compliance with Section 802 of the Original Indenture, DTE Energy shall succeed to and be substituted for DTE Capital under the Indenture as the "Company," with the same effect as if it had been named therein;

                  WHEREAS, Section 901 of the Original Indenture provides that, without the consent of the Holders of any Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things,
(i) evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities and (ii) amending or supplementing any provision contained in the Indenture or any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the Holders of any Securities then Outstanding in any material respect;

                  WHEREAS, the entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

                  WHEREAS, all things necessary to make this Third Supplemental Indenture a valid indenture and agreement according to its terms have been done;

                  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and of the covenants contained in the Indenture and in this Third Supplemental Indenture and for other good and valuable



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consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                  ARTICLE ONE

                            AMENDMENT AND RESTATEMENT

                  Section 101. Amendment of First and Second Supplemental Indentures. Section 801 as set forth in Article Five of each of the First Supplemental Indenture and the Second Supplemental Indenture shall be, and hereby is, deleted, and is hereby superseded in its entirety by Section 801 of the Original Indenture.

                  Section 102. Amendment and Restatement. In furtherance of the assumption pursuant to Section 201 below, effective on the Effective Date, the Indenture (including each supplement thereto) shall be replaced, superseded and restated in its entirety in the form attached hereto as Exhibit A. Subject to execution and delivery thereof by the parties thereto, effective on the Effective Date, the "Indenture" shall mean the Indenture as so restated and amended.

                                  ARTICLE TWO

                                   ASSUMPTION

                  Section 201. Assumption of Obligations by DTE Energy. Effective on the Effective Date, DTE Energy, the successor in interest of DTE Capital, does hereby: (i) expressly assume the due and punctual payment of the principal of (and premium, if any) and interest (including all Additional Amounts, if any, payable pursuant to Section 1004 of the Indenture) on all the Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture and the Securities to be performed or observed by the Company; and (ii) agree to succeed to and be substituted for the Company under the Indenture with the same effect as if it had been named therein. Thereafter, DTE Capital shall be relieved of all obligations and covenants under the Indenture and the Securities.


                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

                  Section 301. Further Assurances. DTE Energy will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Third Supplemental Indenture.

                  Section 302. Other Terms of the Indenture. Except as expressly amended hereby and subject to the amendment and restatement provided for in Article One hereof, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed.

                  Section 303. Terms Defined. Except as otherwise expressly stated herein, all terms defined elsewhere in the Indenture shall have the same meanings when used herein.


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                  Section 304. Governing Law. This Third Supplemental Indenture
shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in such state.

                  Section 305. Multiple Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original for all purposes, but all such counterparts shall together be deemed to constitute but one and the same instrument.

                  Section 306. Responsibility of Trustee. The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                  Section 307. Agency Appointments. DTE Energy hereby confirms and agrees to all agency appointments made by DTE Capital under or with respect to the Indenture or the Securities and hereby expressly assumes the due and punctual performance and observance of all covenants and conditions to have been performed or observed by DTE Capital contained in any agency agreement entered into by DTE Capital under or with respect to the Indenture or the Securities.



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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                        DTE CAPITAL CORPORATION


                                        By:  /s/ C. Arvani
                                             -----------------------------------
                                             Name:  C. Arvani
                                             Title: Assistant Treasurer
ATTEST:


By:  /s/ Jack L. Somers
     -----------------------


                                        DTE ENERGY COMPANY


                                        By:  /s/ N.A. Khouri
                                             -----------------------------------
                                             Name:  N.A. Khouri
                                             Title: Vice President and Treasurer
ATTEST:


By:  /s/ Jack L. Somers
     ------------------------


                                        THE BANK OF NEW YORK,
                                             as Trustee


                                        By:  /s/ Terence Rawlins
                                             -----------------------------------
                                             Name:  Terence Rawlins
                                             Title: Assistant Vice President
ATTEST:

By:  /s/ Stacey Poindexter
     ------------------------

Consented to pursuant to Section 901 of
the First Supplemental Indenture as of
the day and year first above written by the undersigned

Insurer:

MBIA INSURANCE CORPORATION


By:  /s/ Amy R. Gonch
     --------------------------------
Name:  Amy R. Gonch/Assistant Secretary



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EXHIBIT A

                     FORM OF AMENDED AND RESTATED INDENTURE


                                   (Attached)










                                      A-1